ERIC CHAPMAN
c/o Snowden Mining Industry Consultants Inc.
Suite 600, 1090 West Pender Street
Vancouver, British Columbia
V6E 2N7

CONSENT OF EXPERT
FILED BY SEDAR AND EDGAR

April 21, 2011

British Columbia Securities Commission
Alberta Securities Commission
Ontario Securities Commission
United States Securities and Exchange Commission

Re:
Midway Gold Corp. (the "Company") filing of a Short Form Base Shelf Prospectus dated April 21, 2011 (the "Prospectus") and the Company's Registration Statement on Form S-3 (No. 333-172009) (the "Registration Statement")

I refer to the report entitled "Golden Eagle Project, Washington State, USA, Technical Report" dated July 2009 (the "Report"), as referenced in the Prospectus, the Registration Statement and documents incorporated by reference therein.

This letter is being filed as my consent to the use of my name and the Report in the Prospectus and the Registration Statement and in documents incorporated by reference therein.

I confirm that I have read the Prospectus and the Registration Statement and I have no reason to believe that there are any misrepresentations that are derived from the Report referred to above or that are within my knowledge as a result of the services I performed in connection with such Report.

I consent to the incorporation by reference of this consent into the Registration Statement and any amendment thereto, including post-effective amendments.

[Signature page follows]

Yours truly,

"Eric Chapman"
Eric Chapman, M.Sc., C. Geol.